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                                                                     EXHIBIT 5.1


                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                        PALO ALTO, CALIFORNIA 94304-1050
                  TELEPHONE 650-493-9300 FACSIMILE 650-493-6811
                                  WWW.WSGR.COM


                                November 12, 1999


Epicor Software Corporation
195 Technology Drive
Irvine, CA 92618-2402

         RE: REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

         We have acted as counsel to Epicor Software Corporation, a Delaware corporation (the "Company" or "you") and have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission on or about November 12, 1999 in connection with the registration under the Securities Act of 1933, as amended (the "1933 Act") of 375,000 shares of your Common Stock (the "Shares"), reserved for issuance under the Key Employee Nonqualified Option Agreement, dated as of December 31, 1998 between the Company and Stuart W. Clifton (the "Agreement"). As your legal counsel, we have examined the amended and restated Certificate of Incorporation and Bylaws of the Company, the Agreement and such other documents of the Company as we have deemed necessary or appropriate for the purposes of the opinion expressed herein, and are familiar with the proceedings proposed to be taken by you in connection with the Agreement and the sale and issuance of the Shares pursuant to the Agreement.

         In our opinion, the Shares, when issued and sold in the manner referred to in the Agreement, will be legally and validly issued, fully paid and nonassessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement and any subsequent amendment thereto.


                                          Very truly yours,

                                          WILSON SONSINI GOODRICH & ROSATI
                                          Professional Corporation

                                          /s/ WILSON SONSINI GOODRICH & ROSATI